 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 2.02 Results of Operations and Financial Condition.

In a press release issued by Evolus, Inc. (the “Company”) on April 16, 2020, the Company announced that its preliminary, unaudited cash, cash equivalents and short-term investments were approximately $100 million as of March 31, 2020. Such balances are preliminary and are subject to revision until the Company reports its full financial results for first quarter of 2020.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Temporary Reduction of Executive Officer Salaries

In light of the evolving circumstances relating to the COVID-19 pandemic and as part of broader actions taken by the Company, each of David Moatazedi, President and Chief Executive Officer; Lauren Silvernail, Chief Financial Officer and Senior Vice President, Corporate Development; Rui Avelar, M.D. Chief Medical Officer and Head of Research and Development; and Michael Jafar, Chief Marketing Officer, voluntarily agreed to reduce their base salaries by 20% on a temporary basis.

The reductions in base salaries are effective from April 16, 2020 until July 1, 2020, when compensation will be restored to contractual levels. These salary reductions are not intended to reduce any benefits otherwise provided to such executive officers and will not modify other rights under any applicable employment agreements or arrangements for such executive officers determined by reference to their respective base salary, and those agreements and arrangements will continue to be applied based on the base salary in effect prior to this reduction, except to the extent required by law.

Voluntary Resignation of Directors

Effective April 15, 2020, each of Kristine Romine, M.D. and Bosun Hau voluntarily resigned from their positions as members of the Board. Neither Dr. Romine nor Mr. Hau resigned as a result of any disagreement with the Company or the Board.

Effective April 15, 2020, the Board, in accordance with Section 2.1 of the Company’s Amended and Restated Bylaws, decreased the size of the Board from nine members to seven members.

In connection with the voluntary resignations of Dr. Romine and Mr. Hau, the Board appointed Karah Parschauer as Chair of the Nominating and Corporate Governance Committee and Peter Farrell as a member of the Audit Committee.

Item 7.01.    Regulation FD Disclosure.

The Company has significantly reduced its operating expenses to conserve its cash resources. Measures taken in April 2020 include:

•	meaningful expense reductions;

•	a reduction in the Company's headcount by over 100 employees, which represent a reduction from 235 employees as of December 31, 2019;

•	temporarily reducing executive salaries (beyond those noted in Item 5.02 above);

•	temporarily reducing Board of Directors fees and reducing the size of our Board by two members; and

•	delaying the European launch of Nuceiva™, which is now expected in 2021.

Press release

On April 16, 2020, the Company issued a press release announcing a strategic business update. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Reduction in Director Fees and Modification of Stock Option Awards.

Each continuing member of the Company’s Board has agreed to voluntarily reduce all cash fees payable to members of the Board by 20% on a temporary basis. The reductions in fees are effective from April 15, 2020 until July 1, 2020.
In connection with the voluntary resignations, the Board approved a modification to the stock option awards granted to Dr. Romine and Mr. Hau to (i) accelerate vesting for such awards through June 30, 2020 and (ii) provide for the awards to remain exercisable for 12 months after April 15, 2020.

Supplemental Risk Factor

In light of the rapidly evolving COVID-19 pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report on Form 10-K”). Accordingly, the Company’s risk factor disclosure contained in the Annual Report on Form 10-K is hereby updated by adding the following risk factor, which should be read in conjunction with the risk factors contained in the Annual Report on Form 10-K.

Our business, financial condition and operations may be materially adversely affected by the recent COVID-19 outbreak or other similar outbreaks.

The recent COVID-19 outbreak and pandemic of the novel coronavirus that was first detected in Wuhan, China, in December 2019, known as COVID-19, or other similar outbreaks of contagious diseases may have material adverse effects on our business, financial condition, results of operations and cash flows.

The recent COVID-19 outbreak, and restrictions intended to slow the spread of COVID-19, including quarantines, government-mandated actions, stay-at-home orders and other restrictions, has adversely affected our business in a number of ways. For example, the spread of COVID-19 in the United States has resulted in travel restrictions impacting our sales professionals and closures of our customers’ businesses. In response, we have taken and will continue to take temporary precautionary measures intended to help minimize the risk of COVID-19 to our employees, including requiring our employees and sales professionals, to work remotely, suspending non-essential travel and restricting in-person work-related meetings. We have significantly reduced our operating expenses during this uncertain period, including through meaningful headcount reductions and temporary reductions in executive salaries. As a result of the limitations on our sales force and our headcount reductions, we expect to increasingly depend on our proprietary digital platform to support sales when our customer’s offices ultimately reopen. Other negative impacts of the COVID-19 outbreak or other similar outbreaks could include the availability of our key personnel, temporary closures of our office or the facilities of our business partners, customers, third party service providers or other vendors, and the interruption of our supply chain, distribution channels, liquidity and capital or financial markets. Any of these events may result in a period of business disruption and in reduced sales and operations. In addition, any disruption and volatility in the global capital markets may increase our cost of capital and adversely affect our ability to access financing when and on terms that we desire. Any of these events could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Moreover, Jeuveau® is utilized in elective procedures, the costs of which are borne by the consumer and not third-party payors, which may be deferred or avoided altogether due to the COVID-19 outbreak and associated market downturn. Even after the COVID-19 outbreak has subsided, we may continue to experience negative impacts to our business and financial results due to the continued perceived risk of infection or concern of a resurgence of the COVID-19 outbreak as well as COVID-19’s global economic impact, including decreases in consumer discretionary spending and any economic slowdown or recession that has occurred or may occur in the future. See “If there is not sufficient consumer demand for Jeaveau®, our financial results and future prospects will be harmed” in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. When our customer’s offices begin to re-open, we expect that we may introduce new stimulus programs to encourage purchasing. While these programs are expected to be designed to support overall purchasing, they may include discounts and other concessions that negatively impact our per unit revenue and profit.

The conditions described above have begun to negatively affect our sales and revenue, although the ultimate magnitude of such a negative impact on our business, financial condition, results of operations and cash flows cannot be determined at this time.

The ultimate extent to which the COVID-19 outbreak and its repercussions impact our business will depend on future developments, which are highly uncertain and cannot be predicted. However, the foregoing and other continued disruptions to our business as a result of COVID-19 could result in a material adverse effect on our business, results of operations, financial condition and cash flows.

Forward-Looking Statements

This report contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements regarding the COVID-19 pandemic and its anticipated impact on the Company’s business, results of operations, financial condition and cash flows, the Company’s increased dependence on its proprietary digital platform, and the Company’s stimulus measures.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Other factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include those described in the risk factor relating to health epidemics and the COVID-19 pandemic in set forth in this Form 8-K, which described the highly uncertain impact the COVID-19 pandemic will, or may, have on the Company’s business, financial condition, results of operations and cash flows and other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on February 25, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the Company does update or revise one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated April 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: April 16, 2019	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer